MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 8-K of Bright Screens, Inc. of our report dated March 29, 2009 on our audit of the financial statements of PrismOne Group, LLC. as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for the years then ended.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
June 19, 2009

6490 West Desert Inn Road, NV 89146 (702)253-7499 Fax (702)253-7501